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                              EXHIBIT 28.2 (1 PAGE)

                 PRESS RELEASE DATED JANUARY 22, 1998 ANNOUNCING
                     DECLARATION OF A CASH DIVIDEND PAYABLE
                   FEBRUARY 11, 1998 TO SHAREHOLDERS OF RECORD
                                JANUARY 31, 1998


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PMFI                                         PERPETUAL MIDWEST FINANCIAL, INC.
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FOR IMMEDIATE RELEASE


                                                  DATE:    January 22, 1998
                                                  CONTACT: Rick L. Brown, CFO
                                                           at (319) 366-1851

                        PERPETUAL MIDWEST FINANCIAL, INC



CEDAR RAPIDS, IOWA ------


Perpetual Midwest Financial, Inc., parent company of Perpetual Savings Bank, FSB, announced that the Corporation will pay a cash dividend of $0.075 (seven and one-half cents) per share of outstanding common stock. The dividend will be payable on February 11, 1998 to shareholders of record on January 31, 1998.

Perpetual Savings Bank, FSB serves Linn and Johnson counties through its four full service offices in Cedar Rapids and one office located in Iowa City, Iowa.

The Corporation's stock is traded on the NASDAQ National Market under the symbol "PMFI".


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